                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 5, 1998


                                 MED/WASTE, INC.
               (Exact Name of registrant as specified in charter)
      ---------------------------------------------------------------------


           DELAWARE                      0-22294              65-0297759
(State or other Jurisdiction   (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                  Identification Number)



                6195 NW 153RD STREET, MIAMI LAKES, FLORIDA 33014
             (Address of principal executive offices and Zip Code)

      ---------------------------------------------------------------------



       Registrant's telephone number, including area code: (305) 819-8877

      ---------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                          Med/Waste, Inc.
                                          (Registrant)


Dated:  December 15, 1998                 By: /s/ DANIEL A. STAUBER
                                              ---------------------
                                              Daniel A. Stauber
                                              President and Chief
                                              Executive Officer



Item 7. Financial Statements and Exhibits:

       (a)  The following financial statements of Sanford Motors, Inc.
            and Subsidiary ("SMI," "the Company") are included herein:

                  Report of Independent Certified Public Accountants                        F-3

                  Balance Sheets as December 31, 1997 and June 30, 1998 (unaudited)         F-4

                  Statements of Operations for the six months ended June 30,
                  1997 (unaudited) and 1998 (unaudited) and for the years ended
                  December 31, 1996 and 1997                                                F-5

                  Statements of Shareholders' Equity for the years ended December 31,
                  1996 and 1997 and for the six months ended June 30, 1998 (unaudited)      F-6

                  Statements of Cash Flows for six months ended June 30, 1997
                  (unaudited) and 1998 (unaudited) and for the years ended
                  December 31, 1996 and 1997                                                F-7

                  Notes to Financial Statements                                             F-8

       (b)
                  Pro forma financial information                                           F-15

                  Med/Waste, Inc.'s ("Med/Waste") pro forma condensed
                  consolidated balance sheet as of June 30, 1998 (unaudited)                F-16

                  Med/Waste's pro forma condensed consolidated statement of
                  Operations for the six months ended June 30, 1998 (unaudited)             F-17

                  Med/Waste's pro forma condensed consolidated statement of
                  Operations for the year ended December 31, 1997 (unaudited)               F-18

                  Notes to pro forma condensed consolidated financial statements
                      (unaudited)                                                           F-19


Report of Independent Certified Public Accountants

Board of Directors
Sanford Motors, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Sanford Motors, Inc. and Subsidiary, as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1996 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sanford Motors, Inc. and Subsidiary at December 31, 1997, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


Miami, Florida                                                BDO Seidman, LLP
July 25, 1998, except for Note 8,
   which is as of October 5, 1998

                       Sanford Motors, Inc. and Subsidiary

                           Consolidated Balance Sheets


                                                            DECEMBER 31,      JUNE 30,
                                                                    1997         1998
                                                                           (UNAUDITED)
-------------------------------------------------------------------------------------

ASSETS
CURRENT
     Cash                                                     $  750,043   $   86,636
     Accounts receivable, net of allowance for doubtful
         accounts of $536,000 in 1997 and 1998                 1,188,369    1,201,256
     Prepaid expenses and other                                  161,748       95,991
     Other                                                        24,905       25,660
-------------------------------------------------------------------------------------
Total current assets                                           2,125,065    1,409,543

OTHER ASSETS
     Property and equipment, net (Note 2)                        304,979      266,956
     Investment in unconsolidated subsidiary (Note 7)                 --      750,000
     Cash held in escrow for capital expenditures (Note 7)       801,595       61,893
-------------------------------------------------------------------------------------

Total other assets                                             1,106,574    1,078,849
-------------------------------------------------------------------------------------
                                                              $3,231,639   $2,488,392
-------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                         $   29,694   $   94,352
     Line of credit (Note 3)                                     180,000           --
     Note payable (Note 3)                                        21,511       24,030
     Other                                                         6,793           --
-------------------------------------------------------------------------------------

Total current liabilities                                        237,998      118,382
Note payable, less current portion (Note 3)                       11,206           --
-------------------------------------------------------------------------------------

Total liabilities                                                249,204      118,382
-------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 5)
-------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
     Common stock, no par;  20,000 shares authorized, 2,000
         shares issued and outstanding                            70,000       70,000
     Retained earnings                                         2,912,435    2,300,010
-------------------------------------------------------------------------------------

Total equity                                                   2,982,435    2,370,010
-------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                    $3,231,639   $2,488,392
-------------------------------------------------------------------------------------

                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       Sanford Motors, Inc. and Subsidiary

                      Consolidated Statements of Operations


                                                     YEAR ENDED DECEMBER 31,  SIX MONTHS ENDED JUNE 30,
                                                     -----------------------  -------------------------
                                                           1996         1997         1997         1998
                                                                                   (Unaudited)
------------------------------------------------------------------------------------------------------
REVENUES                                             $4,941,231   $5,094,756   $2,184,112   $2,128,251
------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
     Operating costs                                  3,621,883    3,602,772    1,555,584    1,558,917
     General and administrative                         404,183      345,522      149,804      152,780
     Selling and marketing                               12,091       12,809        5,588        5,894
     Depreciation and amortization                      194,585      163,295       49,972       60,023
------------------------------------------------------------------------------------------------------

                                                      4,232,742    4,124,398    1,760,948    1,777,614
------------------------------------------------------------------------------------------------------

Operating profit                                        708,489      970,358      423,164      350,637
------------------------------------------------------------------------------------------------------

Other (expense) income, net                             (14,012)      11,780       (1,650)         461
------------------------------------------------------------------------------------------------------

NET INCOME                                           $  694,477   $  982,138   $  421,514   $  351,098
------------------------------------------------------------------------------------------------------

PRO FORMA AMOUNTS (UNAUDITED)
     Historical income before income taxes                        $  982,138                $  351,098
     Pro forma provision for income taxes (Note 4)                   399,000                   142,000
------------------------------------------------------------------------------------------------------

Pro forma net income                                              $  583,138                $  209,098
------------------------------------------------------------------------------------------------------

                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       Sanford Motors, Inc. and Subsidiary

                 Consolidated Statements of Shareholders' Equity



                                                     COMMON STOCK                                            TOTAL
                                            --------------------------------      RETAINED           SHAREHOLDERS'
                                              SHARES              AMOUNT          EARNINGS                  EQUITY
---------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1996                   2,000          $     70,000        $     1,432,067     $      1,502,067

Net income                                                                              694,477              694,477

Distributions to shareholder                                                            (10,961)             (10,961)
---------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1996                 2,000                70,000              2,115,583            2,185,583

Net income                                                                              982,138              982,138

Distributions to shareholder                                                           (185,286)            (185,286)
---------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1997                 2,000                70,000              2,912,435            2,982,435

Net income for the six months ended
  June 30, 1998 (unaudited)                                                             351,098              351,098

Distributions to shareholder
      (unaudited)                               --                    --               (963,523)            (963,523)
---------------------------------------------------------------------------------------------------------------------

Balance at June 30, 1998 (unaudited)         2,000          $     70,000        $     2,300,010     $      2,370,010
---------------------------------------------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       Sanford Motors, Inc. and Subsidiary

                           Consolidated of Cash Flows



                                                          YEARS ENDED DECEMBER 31,            SIX MONTHS ENDED JUNE 30,
                                                         -----------------------------             (Unaudited)
                                                                                           ------------------------------
                                                                  1996            1997             1997            1998
-------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES:
     Net income                                         $      694,477   $     982,138   $      421,514   $     351,098
     Adjustments to reconcile net income to net cash
         provided by operating activities:
              Bad debt expense                                 132,000          43,000                -               -
              Depreciation                                     194,585         163,295           49,972          60,023
              Imputed rent                                      97,000          97,000           48,500          48,500
-------------------------------------------------------------------------------------------------------------------------

     Changes in operating assets and liabilities:
         (Increase) decrease in:
              Accounts receivable                               94,004          78,677         (155,705)        (12,887)
              Prepaid expenses                                 (76,584)        (84,248)         (96,500)         65,757
              Other                                             (1,150)          1,247             (620)           (755)
         Increase (decrease) in:
              Accounts payable                                 (14,754)         (3,403)         132,811          64,658
              Other liabilities                                  1,592           1,506            3,058          (6,793)
-------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                    1,121,170       1,279,212          403,030         569,601
-------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES:
     Purchases of property and equipment                      (214,548)             --               --              --
     Investment in unconsolidated subsidiary                         -              --               --        (750,000)
-------------------------------------------------------------------------------------------------------------------------

Net cash (used in) provided by investing activities           (214,548)             --               --        (750,000)
-------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
     Net (repayments) borrowings under line-of-credit
        agreement                                              (60,000)         60,000         (120,000)       (180,000)
     Principal payments on note payable                       (153,572)       (189,088)         (58,187)         (8,687)
     Distributions to shareholder                             (107,961)       (282,286)        (113,090)     (1,034,023)
-------------------------------------------------------------------------------------------------------------------------

Net cash used in financing activities                         (321,533)       (411,374)        (291,277)     (1,222,710)
-------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                585,089         867,838          111,753      (1,403,109)
Cash at beginning of year                                       98,711         683,800          683,800       1,551,638
-------------------------------------------------------------------------------------------------------------------------

Cash at end of year                                     $      683,800   $   1,551,638   $      795,553   $     148,529
-------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid during the years for interest            $       17,941   $      11,098   $        7,884   $       2,562
-------------------------------------------------------------------------------------------------------------------------

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)



1.      SUMMARY OF                 ORGANIZATION AND DESCRIPTION OF BUSINESS
        SIGNIFICANT
        ACCOUNTING                 Sanford Motors, Inc. includes the operations
        POLICIES                   of its wholly-owned subsidiary, East Coast
                                   Medical Waste, Inc. and affiliate, Bucks
                                   County Resource and Recovery, Inc.,
                                   collectively, the "Company" or "SMI." The
                                   Company's principal business is the
                                   collection and handling of medical waste and other materials in the Pennsylvania area. The operations of the affiliate were not material.

                                   In 1996, the Company began hauling
                                   prefabricated concrete block for a
                                   construction company. Such revenues amounted to approximately $554,000 (or 11%), for the year ended December 31, 1996; for all other periods presented such customer's revenues aggregated less than 10% of total revenues.

                                   The Company performs ongoing credit
                                   evaluations of its customers and generally does not require collateral for outstanding accounts receivable. Allowances are estimated for potential credit losses.

                                   PRINCIPLES OF CONSOLIDATION

                                   The consolidated financial statements include the accounts of Sanford Motors, Inc. and its wholly-owned subsidiary, East Coast Medical Waste, Inc. and its affiliate Bucks County Resource Recovery, Inc. Intercompany accounts, transactions and profits have been eliminated in consolidation. Investments in companies in which ownership is at least 20%, but less than a majority of the voting stock, is accounted for using the equity method; the Company's share of earnings from its unconsolidated subsidiary was not material during 1998.

                                   PROPERTY AND EQUIPMENT

                                   Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets using accelerated methods.

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)



                                   INCOME TAXES

                                   SMI, its subsidiary and affiliate, with the consent of its shareholders, have each elected to be taxed as an S Corporation. The shareholder of an S Corporation is taxed on its proportionate share of the Company's taxable income. Accordingly, no provision for federal or state income tax is required. The pro forma provisions for income taxes and net income assume that SMI was subject to income tax.

                                   For the purpose of the pro forma provision for income taxes, SMI has adopted the provisions of Statement of Financial Accounting Standards (SFAS) 109, Accounting for Income taxes for all periods presented. Under the asset and liability method of SFAS 109, deferred taxes are recognized for differences between financial statement and income tax bases of assets and liabilities.

                                   REVENUE RECOGNITION

                                   The Company recognizes revenues as services are provided.

                                   USE OF ESTIMATES

                                   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   INTERIM FINANCIAL STATEMENTS

                                   The financial statements for the six months ended June 30, 1998 and 1997 are unaudited. In the opinion of management, such financial statements include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and the results of operations. The results of operations for the six months ended June 30, 1998 and 1997 are

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)



                                   not necessarily indicative of the results to be expected for the full year.

                                   FAIR VALUE OF FINANCIAL INSTRUMENTS

                                   The Company's financial instruments consist principally of cash, accounts receivable, and debt. The carrying amounts of such financial instruments as reflected in the balance sheets approximate their estimated fair value as of December 31, 1997 and June 30, 1998. The estimated fair value is not necessarily indicative of the amounts the Company could realize in a current market exchange or of future earnings or cash flows.

                                   NEW PRONOUNCEMENT

                                   Effective January 1, 1998, the Company
                                   adopted Statement of Financial Accounting
                                   Standards ("SFAS") 130, "Reporting
                                   Comprehensive Income." Comprehensive income is the change in equity from transactions and other events from nonowner sources. Comprehensive income includes net income and other comprehensive income. The Company does not have any items of other comprehensive income for any periods presented in the consolidated financial statements.

                                   SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which among other things, changes the way public companies report information about operating segments, also is effective for the Company in 1998. The Company currently operates solely in the medical waste collection and hauling industry and therefore SFAS No. 131 has no effect on the Company's reporting.

                                   SFAS No. 133, "Accounting for Derivative
                                   Instruments and Hedging Activities,"
                                   establishes accounting and reporting
                                   standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The statement applies to all entities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company did not engage in derivative instruments or hedging activities in any periods presented in the consolidated financial statements.

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)




2.      PROPERTY AND             Property and equipment consists of the
        EQUIPMENT                following:

                                                                                               JUNE 30,     USEFUL
                                                                                1997               1998      LIVES
                                                                    ------------------------------------------------
                                 Vehicles                             $      982,115     $    1,004,115        5
                                 Furniture                                    49,517             49,517        5
                                                                    ----------------------------------------

                                 Total                                     1,031,632          1,053,632
                                                                    ----------------------------------------

                                 Less accumulated
                                   depreciation                             (726,653)          (786,676)
                                                                    ----------------------------------------

                                 Property and equipment, net          $      304,979     $      266,956
                                                                    ========================================


3.      BORROWINGS               Note payable consists of the following:

                                                                                 DECEMBER 31,            JUNE 30,
                                                                                         1997                1998
                                                                         -------------------------------------------
                                  Vehicles note                                  $     32,717        $     24,030
                                                                         -------------------------------------------

                                  Less:  current portion                               21,511              24,030
                                                                         -------------------------------------------
                                                                                 $     11,206        $         --
                                                                         ===========================================


                                 Scheduled maturities on the Company's note payable is as follows:

                                                                                                     DECEMBER 31,
                                                                                                             1997
                                                                                           -------------------------
                                                      1998                                       $         21,511
                                                      1999                                                 11,206
                                                                                           -------------------------

                                                                                                 $         32,717
                                                                                           =========================

                                 The Company's vehicles note bears interest at 8.25% and is due May 1999. The note is collateralized by the vehicles.

                                 The Company has a $200,000 line of credit with a bank that expires on December 23, 1998. Borrowings under the line of credit bear interest at the New York Prime Rate (8.5% at December 31, 1997) and are collateralized by real estate owned by the shareholder.

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)





4.      INCOME TAXES               The following are the components of pro forma
                                   income tax provision (benefit):

                                                                                                 Six months
                                                                               Year ended             ended
                                                                             December 31,          June 30,
                                                                                     1997              1998
                                  ----------------------------------------------------------------------------
                                  Current
                                      Federal                           $         157,000   $       122,000
                                      State                                        51,000            40,000
                                                                      ----------------------------------------

                                                                                  208,000           162,000
                                                                      ----------------------------------------

                                  Deferred
                                      Federal                                     144,000           (15,000)
                                      State                                        47,000            (5,000)
                                                                      ----------------------------------------

                                                                                  191,000           (20,000)
                                                                      ----------------------------------------

                                  Total                                 $         399,000   $       142,000
                                                                      ========================================

                                   The pro forma provision for income taxes represents the estimated income taxes that would have been reported had SMI not been an S Corporation and had been subject to Federal and state income taxes.

                                   The reconciliation of pro forma income tax computed at the United States federal statutory tax rate of 34% to the proforma provision for income taxes is as follows:



                                                                                                 Six months
                                                                               Year ended             ended
                                                                             December 31,          June 30,
                                                                                     1997              1998
                                  ----------------------------------------------------------------------------
                                  Tax at the United States
                                    statutory rate                           $    334,000       $   119,000
                                                                      ----------------------------------------

                                  State income taxes, net of
                                    federal benefit                                65,000            23,000
                                                                      ----------------------------------------

                                  Total                                      $    399,000       $   142,000
                                                                      ========================================

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)





5.      COMMITMENTS                Due to the nature of the Company's industry,
        AND                        the Company may be subject to a number of
        CONTINGENCIES              investigations, lawsuits and claims arising
                                   from the conduct of its business, including those relating to environmental matters. The
                                   Company is not aware of any ongoing
                                   investigations, lawsuits or claims relating to environmental matters. Environmental expenditures that relate to current operations will be expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation will be expensed.

                                   The Company is subject to various legal
                                   proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these matters will not materially affect the financial statements of the Company.

6.      RELATED PARTY              The Company's facilities and offices are
        TRANSACTIONS               owned by its sole shareholder. For the years
                                   ended December 31, 1996 and 1997, no rent was charged by the shareholder for the use of the facilities and offices. In this connection, the Company imputed a rent charge of approximately $97,000 for the years ended
                                   December 31, 1996 and 1997 and $43,500 for
                                   the six months ended June 30, 1997 and 1998.
                                   The imputed rent charge was recorded as an increase to shareholders' equity in the consolidated balance sheets.

7.      INVESTMENT IN              During 1998, the Company entered into an
        UNCONSOLIDATED             agreement to purchase a 49% interest for
        SUBSIDIARY                 $750,000 in an entity, Matthews Acquisition
                                   Corporation (MAC) that acquired all of the capital stock of BMWNC, Inc. (BMWNC) and Biomedical Services, Inc. ("BMS"). Both BMWNC and BMS were debtors in possession pursuant to Chapter 11 of the Bankruptcy Code. This transaction was approved by the bankruptcy court on April 3, 1998. In connection therewith, MAC acquired BMWNC and BMS for approximately $1 million in cash and the issuance of $2.1 million, 8% notes payable, due in 2004. The notes are collateralized by the assets and stock of BMWNC and BMS.

                       Sanford Motors, Inc. and Subsidiary

                   Notes to Consolidated Financial Statements
    (Unaudited with respect to the six months ended June 30, 1997 and 1998)



                                   Unaudited summarized financial information of MAC is as follows:


                                  JUNE 30,                                                                1998
                                  --------------------------------------------------------------------------------
                                  Assets:
                                      Current assets                                          $         380,000
                                      Property, plant and equipment                                   3,709,000
                                  --------------------------------------------------------------------------------

                                                                                              $       4,089,000
                                  ================================================================================

                                  Liabilities and stockholders equity:
                                      Current liabilities                                     $          46,000
                                      Long term debt                                                  2,158,000
                                      Stockholders equity                                             1,885,000
                                  --------------------------------------------------------------------------------

                                                                                              $       4,089,000
                                  ================================================================================

                                  Revenue                                                     $         633,000
                                  Gross profit                                                $         230,000
                                  Income from continuing operations                           $               -
                                  Net income                                                  $          79,000
                                  ================================================================================


8.       SUBSEQUENT EVENTS         On August 11, 1998, the Company entered into
                                   a sale agreement with Med/Waste, Inc.
                                   ("Med/Waste"), a Delaware corporation, to sell 100% of the outstanding capital stock of the Company. The transaction was finalized on October 5, 1998.

                        Med/Waste, Inc. and Subsidiaries
                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)



The accompanying condensed consolidated pro forma financial statements illustrate the effect of the acquisition of 100% of the capital stock of Sanford Motors, Inc., including its wholly-owned subsidiary East Coast Medical Waste, Inc. and affiliate, Bucks County Resource Recovery, Inc. collectively, "SMI," on Med/Waste, Inc.'s and subsidiaries' ("Med/Waste") consolidated financial position and results of operations. The transaction closed on October 5, 1998. At the time of the acquisition, SMI, a sub-chapter S corporation, was wholly owned by Mr. and Mrs. Craig Sanford. The purchase price aggregated approximately $12.7 million, of which $4.5 million is payable in cash and the balance in stock, warrants and assumed liabilities. The warrants are valued at $.25 each using the Shelton Valuation Model. The stock portion, of the purchase price is guaranteed by Med/Waste at $14.00 per share. The cash portion of the purchase price was paid out of Med/Waste's available bank borrowings. In this connection, Mr. Sanford agreed to transfer real property owned by him of approximately $750,000 to SMI, pursuant to the Agreement.

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the acquisition ("Pro forma") on Med/Waste's financial position and results of operations. The condensed consolidated balance sheet as of June 30, 1998 is based on the historical balance sheets of SMI and Med/Waste and assumes that the acquisition took place on that date. The condensed consolidated statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997 are based on the historical statements of operations of SMI and Med/Waste for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 1997.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price and period benefited of intangible assets, both of which may differ.

The pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of Med/Waste, Inc. and Subsidiaries and Sanford Motors, Inc. and Subsidiary.

                        MED/WASTE, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998

                                                                   MED/WASTE          SMI        ADJUSTMENTS         PRO FORMA
                                                                   ---------          ---        -----------         ---------
Assets
Current assets:
   Cash and cash equivalents                                       $ 136,035    $ 148,529      4,500,000 (1)        $  284,564
                                                                                              (4,500,000)(1)
   Accounts receivable, net                                        8,339,809    1,201,256                            9,541,065
   Short term investments                                                          25,660                               25,660
   Inventories                                                       459,099                                           459,099
   Prepaid expenses                                                1,787,264       95,991                            1,883,255
                                                            -------------------------------------------------------------------

Total current assets                                              10,722,207    1,471,436                           12,193,643
                                                            -------------------------------------------------------------------

Notes receivable                                                     702,892                                           702,892
Land                                                                                             100,000 (2)           100,000
Building and improvements                                                                        650,000 (2)           641,875
                                                                                                  (8,125)(3)

Operating and office equipment, net of
   accumulated depreciation                                       14,853,084      266,956        549,361 (2)        15,614,465
                                                                                                 (54,936)(3)


                                                                                                (186,103)(3)
Intangible assets - net of accumulated amortization               16,458,550                   8,938,503 (1)        25,210,950

Other assets                                                       1,674,720      750,000         52,000 (4)         2,476,720
                                                            -------------------------------------------------------------------

Total assets                                                     $44,411,453   $2,488,392                          $56,940,545
                                                            ===================================================================

Liabilities and Shareholders' Equity
   Current Liabilities
     Accounts payable and accrued expenses                       $ 2,600,487     $ 94,352        (94,352)(2)         2,879,637
                                                                                                 279,150 (3)
     Current portion of capital lease obligations                    785,259                                           785,259
     Notes payable - current                                         391,243       24,030        (24,030)(2)           391,243
     Customer deposits                                                23,640                                            23,640
     Income tax payable                                              116,000                                           116,000
                                                            -------------------------------------------------------------------

Total current liabilities                                          3,916,629      118,382                            4,195,779
Notes payable and debentures, less current portion                16,187,961                   4,500,000 (1)        20,687,961
Capital lease obligations, less current portion                      853,060                                           853,060
Deferred income tax liability and other liabilities                1,141,477                                         1,141,477
                                                            -------------------------------------------------------------------

                                                                  22,099,127      118,382                           26,878,277
                                                            -------------------------------------------------------------------

Stockholders' equity                                              22,312,326   $2,370,010      4,438,503 (1)
                                                                                               1,417,743 (2)
                                                                                                (528,314)(3)
                                                                                                  52,000 (4)        30,062,268
                                                            -------------------------------------------------------------------

Total equity                                                      22,312,326    2,370,010                           30,062,268
                                                            -------------------------------------------------------------------

Total liabilities and shareholders' equity                       $44,411,453   $2,488,392                          $56,940,545
                                                            ===================================================================




      SEE NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        MED/WASTE, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1998

                                                                   Med/Waste              SMI     Adjustments       Pro Forma
                                                            ----------------- ---------------- --------------- ---------------
Revenues                                                         $12,266,373       $2,128,251                     $14,394,624
                                                            ------------------------------------------------------------------

Operating costs and expenses:
   Operating costs                                                 8,651,002        1,618,940       8,125 (3)      10,333,003
                                                                                                   54,936 (3)

   Selling and administrative                                      1,804,375          158,674      16,900 (3)       1,979,949
   Amortization of intangibles                                       198,571                      186,103 (3)         384,674
                                                            ------------------------------------------------------------------

Total expenses                                                    10,653,948        1,777,614                      12,697,626
                                                            ------------------------------------------------------------------

Operating income                                                   1,612,425          350,637                       1,696,998
Other (expense) income, net                                         (334,613)             461    (213,750)(3)        (547,902)
                                                            ------------------------------------------------------------------

Income from continuing operations before income taxes              1,277,812          351,098                       1,149,096
Provision for income taxes                                           498,000                      (52,000)(4)         446,000
                                                            ------------------------------------------------------------------

Net income from continuing operations                                779,812          351,098                         703,096
Discontinued operations, net of taxes                                 14,102                                           14,102
                                                            ------------------------------------------------------------------

Net income                                                           793,914          351,098                         717,198
Preferred stock dividend                                             143,346                                          143,346
                                                            ------------------------------------------------------------------

Net income available to common shareholders                        $ 650,568          351,098                       $ 573,852
                                                            ==================================================================

Earnings per share - basic
   From continuing operations                                         $ 0.12                                         $   0.10
   Discontinued operations, net of taxes                                0.00                                             0.00
                                                            ------------------------------------------------------------------

                                                                      $ 0.12                                         $   0.10
                                                            ==================================================================

Weighted average shares outstanding                                5,146,130                                        5,821,444
                                                            ==================================================================

Earnings per share - diluted
   From continuing operations                                         $ 0.10                                           $ 0.08
   Discontinued operations, net of taxes                                0.00                                             0.00
                                                            ------------------------------------------------------------------

                                                                      $ 0.10                                           $ 0.08
                                                            ==================================================================

Weighted average shares outstanding                                7,059,734                                        7,735,048
                                                            ==================================================================










      SEE NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        MED/WASTE, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                   Med/Waste              SMI     Adjustments        Pro Forma
                                                            ----------------  ---------------  --------------  ---------------
Revenues                                                        $ 13,547,960      $ 5,094,756                     $ 18,642,716
                                                            ----------------  ---------------  --------------  ---------------

Operating costs and expenses:
   Operating costs                                                 8,914,359        3,766,067      16,250 (3)       12,806,548
                                                                                                  109,872 (3)

   Selling and administrative                                      3,378,939          358,331      35,500 (3)        3,772,770
   Amortization of intangibles                                       187,924               --     372,207 (3)          560,131
                                                            ----------------  ---------------  --------------  ---------------

Total expenses                                                    12,481,222        4,124,398                       17,139,449
                                                            ----------------  ---------------  --------------  ---------------

Operating income                                                   1,066,738          970,358                        1,503,267
Gain from insurance settlement                                     1,357,376                                         1,357,376
Other (expense) income, net                                        (378,622)           11,780    (427,500)(3)         (794,342)
                                                            ----------------  ---------------  --------------  ---------------

Income from continuing operations before
   income taxes                                                    2,045,492          982,138                        2,066,301
Provision for income tax                                             627,768               --       8,500 (4)          636,268
                                                            ----------------  ---------------  --------------  ---------------

Net income from continuing operations                              1,417,724          982,138                        1,430,033
Discontinued operations, net of taxes                                131,671               --                          131,671
                                                            ----------------  ---------------  --------------  ---------------

Net income                                                         1,549,395          982,138                        1,561,704
Preferred stock dividend                                              96,680                                            96,680
                                                            ----------------  ---------------  --------------  ---------------

Net income available to common shareholders                       $1,452,715          982,138                       $1,465,024
                                                            ================  ===============  ==============  ===============

Earnings per share - basic
   From continuing operations                                       $   0.52                                          $   0.41
   Discontinued operations, net of taxes                                0.05                                              0.04
                                                            ----------------  ---------------  --------------  ---------------

                                                                    $   0.57                                          $   0.45
                                                            ================  ===============  ==============  ===============

Weighted average shares outstanding                                2,559,905                                         3,235,219
                                                            ================  ===============  ==============  ===============


Earnings per share - diluted
   From continuing operations                                       $   0.38                                          $   0.33
   Discontinued operations, net of taxes                                0.03                                              0.03
                                                            ----------------  ---------------  --------------  ---------------

                                                                    $   0.41                                          $   0.36
                                                            ================  ===============  ==============  ===============

Weighted average shares outstanding                                3,922,848                                         4,598,162
                                                            ================  ===============  ==============  ===============

      SEE NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        MED/WASTE, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1998
                                   (UNAUDITED)

Note 1


The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         To reflect the acquisition of certain assets of Sanford Motors, Inc. and Subsidiary ("SMI" or the "Company") and the allocation of the purchase price on the basis of the fair values of the assets acquired. The components of the purchase price and its allocation to the assets of the Company are as follows:


         Components of purchase price:
               Cash from long term credit facility                                       $    4,500,000
               Issuance of 500,000 shares of restricted
                  Med/Waste common stock (guaranteed at $14
                  per share)                                                                  7,000,000
               Issuance of warrants to purchase 100,000 shares of
               restricted Med/Waste common stock
               (valued at $.25 per warrant)                                                      25,000
               Cash payment of $500,000 to seller for collection of
               accounts receivable and issuance of 175,314 shares of
               stock for the accounts receivable collected in excess
               of $500,000 prior to December 31, 1998                                         1,201,256
                                                                                         --------------

         Purchase price                                                                      12,726,256
         Allocation of purchase price:
              Net assets acquired as adjusted                                                 3,787,753
                                                                                         --------------
         Intangible assets, permits, customer lists, tradename,
                  non-compete                                                            $    8,938,503
                                                                                         ==============

         The credit to stockholders' equity on the accompanying pro forma consolidated balance sheet is comprised of the intangible assets acquired ($8,938,503) net of related bank borrowings ($4,500,000) resulting from this transaction.

Note 2   Summary of net assets acquired

                           SMI net assets at June 30, 1998                                 $2,370,010
         Add:              Real property contributed by stockholder:
                               Land                                                           100,000
                               Buildings and improvements                                     650,000
                           Difference between fair value of operating
                             equipment and historical cost basis                              549,361
                           SMI liabilities not assumed by Med/Waste:
                               Accounts payable and accrued expenses                       $   94,352
                               Notes payable                                                   24,030
                                                                                       ---------------
                                    Subtotal                                                1,417,743
                                                                                       ---------------

                           Fair value of SMI tangible net assets
                               acquired at June 30, 1998                                   $3,787,753
                                                                                       ===============

Note 3

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

                                                                               Six Months             Year
                                                                                 Ended                Ended
                                                                                June 30,           December 31,
                                                                                  1998                 1997
                                                                          ------------------------------------
          Adjustments to operating costs and expenses:

               Amortization of excess cost over fair value of
                  net assets acquired, permits, customer lists
                  and tradename over 25 years ($8,888,503 basis)               $  177,770           $  355,540
               Amortization of non-compete agreement over
                  three years ($50,000 basis)                                       8,333               16,667
                                                                          ------------------------------------

               Total amortization                                                 186,103              372,207
                                                                          ------------------------------------

               Depreciation of building and improvements over
                  40 years                                                          8,125               16,250
                                                                          ------------------------------------

               Depreciation of basis increase in operating
                  equipment over 5 years                                           54,936              109,872
                                                                          ------------------------------------

               Interest expense on $4,500,000 long term credit

               Facility, prime rate plus 1% (9.5%)                                213,750              427,500
               Officers' salaries                                                  65,400*             132,500*
                                                                          ------------------------------------

          Total expenses adjusted to accounts payable and
            accrued expenses                                                      279,150              560,000
                                                                          ------------------------------------

          Total pro forma adjustment to stockholders' equity                  $   528,314           $1,058,329
                                                                          ====================================

          * The pro forma adjustment to selling and administrative expenses in the accompanying pro forma condensed statements of operations of $42,500 and $85,000 for the six months ended June 30, 1998 and for the year ended December 31, 1997, respectively, consists of the following:

                                                                             June 30,            December 31,
                                                                               1998                  1997
                                                                          -------------------------------------
          Officers' salaries                                              $  65,400                 $132,500

          Imputed rent previously reflected
               through distributions                                        (48,500)                 (97,000)
                                                                          -------------------------------------

          Net pro forma adjustment to selling and
               administrative expenses                                    $  16,900                 $ 35,500
                                                                          =====================================

Note 4

Pro forma adjustments to the condensed consolidated balance sheet and statement of operations as of and for the six months ended June 30, 1998 and for the year ended December 31, 1997, to reflect income taxes as if SMI had been subject to federal and state income taxes, based on an estimated effective tax rate of 40.6%.

Note 5

Options and warrants to purchase 518,534 and 1,353,500 shares of common stock were outstanding during 1997 and 1998, respectively, but were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common shares for those periods.